                            SCHEDULE 14A INFORMATION

    PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT
                                     OF 1934

                            (AMENDMENT NO. ________)

Filed by the Registrant                        /X/
Filed by a party other than the Registrant     / /

Check the appropriate box:

/ /       Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
/X/       Definitive Proxy Statement
/ /       Definitive Additional Materials
/ /       Soliciting Material Pursuant to Rule 14a-12

                            MERCER INTERNATIONAL INC.
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):

/X/     No fee required.

/ /     Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        (1)  Title of each class of securities to which transaction applies:

        (2)  Aggregate number of securities to which transaction applies:

        (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        (4)  Proposed maximum aggregate value of transaction:

        (5)  Total fee paid:

/ /     Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

        (1)  Amount Previously Paid:

        (2)  Form, Schedule or Registration Statement No.:

        (3)  Filing Party:

        (4)  Date Filed:

[LOGO]                      MERCER INTERNATIONAL INC.


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                       TO BE HELD FRIDAY, AUGUST 22, 2003

TO:      The Shareholders of Mercer International Inc. (the "Shareholders")

         The 2003 Annual Meeting of Shareholders of Mercer International Inc. (the "Company"), originally scheduled to be held on Tuesday, July 15, 2003, has been postponed to Friday, August 22, 2003, at 10:00 a.m. (Vancouver time), and is to be held at the Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, Canada. The 2003 Annual Meeting of Shareholders is to be held for the following purposes:

1.   To elect two trustees of the Company;

2. To ratify the appointment of Deloitte & Touche LLP as the new independent auditors of the Company;

3.   To approve the adoption of the 2003  non-qualified  stock option plan; and

4. To transact such other business as may properly come before the meeting or any adjournment, postponement or rescheduling thereof.

         The Board of Trustees has fixed the close of business on July 23, 2003 as the record date for the determination of Shareholders entitled to vote at the Annual Meeting or any adjournment, postponement or rescheduling thereof.

         The Proxy Statement dated August 11, 2003 and a proxy card accompany this Notice of Annual Meeting of Shareholders.

                                               BY ORDER OF THE BOARD OF TRUSTEES


                                               "Jimmy S.H. Lee"

                                               Jimmy S.H. Lee
                                               Chairman, President and CEO

August 11, 2003

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN IN THE ENCLOSED ENVELOPE THE PROXY CARD THAT ACCOMPANIES THIS NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AS PROMPTLY AS POSSIBLE, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. A PROXY MAY BE REVOKED IN THE MANNER DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT.

                            MERCER INTERNATIONAL INC.

                                 PROXY STATEMENT

MEETING

         This statement is furnished in connection with the solicitation by the management of Mercer International Inc. (the "Company") of proxies for use at the annual meeting of shareholders of the Company (the "Shareholders'") to be held at the Terminal City Club, 837 West Hastings Street, Vancouver, British Columbia, Canada at 10:00 am (Vancouver time) on Friday, August 22, 2003, or any adjournment, postponement or rescheduling thereof (the "Annual Meeting"). If a proxy in the accompanying form (a "Proxy") is properly executed and received by the Company prior to the Annual Meeting or any adjournment, postponement or rescheduling thereof, the Company's shares of beneficial interest, $1.00 par value (the "Shares"), represented by such Proxy will be voted in the manner directed. In the absence of voting instructions, the Shares will be voted for each of the proposals set out in the accompanying Notice of Annual Meeting of Shareholders.

BACKGROUND

         On or about June 20, 2003, the Company commenced mailing to its Shareholders a proxy statement in connection with the Annual Meeting which set forth Michel Arnulphy and Per Gundersby as management nominees for election to the board of trustees (the "Board" or the "Trustees"). On June 20, 2003, Greenlight Capital, L.L.C. and Greenlight Capital, Inc. (collectively, "Greenlight") publicly announced an intention to nominate a slate of two nominees, Guy W. Adams and Saul E. Diamond, for election to the Board. On June 30, 2003, the Company rescheduled the Annual Meeting, originally scheduled to be held on July 15, 2003, to August 22, 2003. The record date for the Annual Meeting was changed to July 23, 2003.

SETTLEMENT AGREEMENT

         On August 5, 2003, the Company and Greenlight entered into a settlement agreement (the "Settlement Agreement") pursuant to which Greenlight agreed to terminate its proxy solicitation. In connection with the Settlement Agreement, the Company and Greenlight agreed, among other things, to the following:

     (a) the Company would nominate for election as Trustees at the Annual Meeting, Guy W. Adams and Kenneth A. Shields, a nominee jointly proposed by three other unrelated shareholders (the "Unrelated Shareholders") of the Company (Guy W. Adams and Kenneth A. Shields are collectively referred to as the "Consensual Nominees");

     (b) the only business to be conducted at the Annual Meeting would be: (i) the election of two Trustees to the Board to serve as Class III Trustees (ii) the ratification of the appointment of the auditors for the Company; (iii) the approval of the 2003 non-qualified stock option plan (the "2003 Option Plan"); and (iv) such other business as may properly come before the Annual Meeting or any adjournment, postponement or rescheduling thereof;

     (c) Greenlight will vote all Shares owned or controlled by it, totaling 2,517,500 Shares, in favour of: (i) the election of the Consensual Nominees; (ii) the ratification of Deloitte & Touche LLP as independent auditors of the Company; and (iii) the approval of the 2003 Option Plan;

     (d) Greenlight will: (i) cease and desist its current solicitation of proxies; (ii) notify the Securities and Exchange Commission (the "Commission") in writing that it will not use its definitive proxy statement now on file with the Commission and not nominate persons for election unless the Settlement Agreement is terminated according to its terms; (iii) not, directly or indirectly, seek to advise or influence any person or entity with respect to the voting of any Shares at the Annual Meeting; and (iv) not otherwise act, alone or in concert with others, to seek to control, influence or comment negatively on the management, Board, business, policy or affairs of the Company prior to the completion of the Annual Meeting;

     (e) if at the Annual Meeting the 2003 Option Plan is approved and the Consensual Nominees are elected as Trustees, the Company will issue options (the "Replacement Options") to purchase: (i) 100,000 Shares and 225,000 Shares to Guy W. Adams and GWA Investments, LLC ("GWA"), respectively, less an amount equal to any Shares of the Company acquired by Mr. Adams or GWA pursuant to the terms of an agreement between Mr. Adams and Greenlight dated June 20, 2003 (the "Greenlight Adams Agreement"). These options will be exercisable at an exercise price of $4.53 per Share until September 22, 2003 by GWA and June 20, 2004 by Mr. Adams and will be issued under the 2003 Option Plan; and
          (ii) 50,000 Shares to Saul E. Diamond, less an amount equal to any Shares acquired by Mr. Diamond pursuant to the terms of an agreement between Mr. Diamond and Greenlight dated June 20, 2003 (the "S.D. Agreement"). These options will be exercisable at an exercise price of $4.53 per Share until June 20, 2004 and will be issued under the 2003 Option Plan. If the Shareholders do not approve the 2003 Option Plan at the Annual Meeting, the Company shall promptly issue to Greenlight upon exercise of any of the options previously granted by Greenlight to Guy W. Adams and GWA pursuant to the Greenlight Adams Agreement and to Saul E. Diamond pursuant to the S.D. Agreement, the number of shares of beneficial interest of the Company equal to (i) the number of options exercised multiplied by the difference between the closing market price of the Shares as reported on the NASDAQ Stock Market on the day the options are exercised and $4.53, divided by (ii) such closing market price. If the number of shares to be issued results in Greenlight receiving a fractional share, the number of shares that Greenlight receives shall be rounded up to the next whole share (with a half share being rounded down);

     (f) if the Consensual Nominees are elected as Trustees at the Annual Meeting, the Company will within 15 days of the Annual Meeting convene a meeting of the Board at which Kenneth A. Shields will be the sole nominee to be elected by the Board as the "Lead Trustee" of the Board and the Board shall establish the terms of reference for the Lead Trustee which shall include chairing any Board meeting held in the absence of management Trustees and the power to engage such counsel as he feels he may require from time to time with respect to his duties as Lead Trustee on the Board, whose expense will be borne solely by the Company; and

     (g) the Company will reimburse Greenlight for its reasonable costs associated with its solicitation and for amounts paid or payable by Greenlight to Guy W. Adams and Saul E. Diamond up to a maximum of $250,000.

         In connection with the Settlement Agreement, the Company amended its shareholder protection rights plan dated December 30, 1993 (the "Plan Amendment") to ensure that the Settlement Agreement and transactions provided for therein would not constitute a "Triggering Event" or otherwise result in the separation of the rights under such Plan.

         Complete copies of the Settlement Agreement and the Plan Amendment were filed by the Company with the Commission on Form 8-K on August 7, 2003.

         The Company estimates that it has also incurred additional costs of $500,000, including amounts to be paid to Greenlight under the Settlement Agreement, in connection with this solicitation, excluding the amount of such costs normally expended for a solicitation for an election of Trustees and excluding salaries and wages of regular employees and officers of the Company.

VOTING

         A Proxy may be revoked at any time prior to its use by filing a written Notice of Revocation of Proxy or a later dated Proxy with the Secretary of the Company c/o Suite 1620, 400 Burrard Street, Vancouver, British Columbia, Canada V6C 3A6. A Proxy may also be revoked by attending the Annual Meeting and voting Shares in person. Attendance at the Annual Meeting will not, in itself, constitute revocation of a Proxy.

         The holders of one-third of the outstanding Shares entitled to vote at the Annual Meeting, present in person or represented by proxy, constitutes a quorum for the Annual Meeting. Under applicable Washington State law, abstentions and broker non-votes will be counted for the purposes of establishing a quorum for the Annual Meeting.

         Proxies for the Annual Meeting will be solicited primarily by mail. Proxies may also be solicited personally by the Trustees, officers or regular employees of the Company without additional compensation. The Company may reimburse banks, broker-dealers or other nominees for their reasonable expenses in forwarding the proxy materials for the Annual Meeting to beneficial owners of Shares. The costs of this solicitation will be borne by the Company.

         This Proxy Statement and accompanying Proxy will be mailed to Shareholders commencing on or about August 12, 2003. The close of business on July 23, 2003 has been fixed as the record date (the "Record Date") for the determination of Shareholders entitled to notice of and to vote at the Annual Meeting or any adjournment, postponement or rescheduling thereof.

                  VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

         There were 16,874,899 Shares of the Company issued and outstanding on the Record Date. Each Share is entitled to one vote at the Annual Meeting.

         The following table sets forth certain information regarding the beneficial ownership of the Shares as of July 23, 2003 by each Shareholder known by the Company to own more than five percent of the outstanding Shares. The following is based solely upon statements made in filings with the Commission or other information the Company believes to be reliable.

NAME AND ADDRESS OF OWNER                      NUMBER OF SHARES OWNED            PERCENTAGE OF OUTSTANDING SHARES
-------------------------                      ----------------------            --------------------------------

Greenlight Capital, L.L.C(1)...............             2,517,500                              14.9%
420 Lexington Avenue
Suite 875
New York, NY 10170

Peter R. Kellogg...........................             2,305,260                              13.7%
120 Broadway, 6th Floor
New York, NY 10271

Cramer Rosenthal McGlynn...................             1,729,700                              10.3%
707 Westchester Avenue
White Plains, NY 10604

Merrill Lynch & Co., Inc...................             1,596,700                               9.5%
4 World Financial Center
New York, NY 10080

Coghill Capital Management, LLC(2).........               891,679                               5.3%
One North Wacker Drive
Suite 4725
Chicago, IL  60606

----------------
(1)  Filed jointly with Greenlight Capital, Inc. and David Einhorn.
(2)  Filed jointly with CCM Master Fund, Ltd. and Clint D. Coghill.


                                   PROPOSAL 1

                              ELECTION OF TRUSTEES

         The number of Trustees of the Company is established at seven pursuant to resolutions passed by the Board in accordance with the Company's Declaration of Trust, as amended. Trustees will be elected by the majority of votes cast at the Annual Meeting, in person or by Proxy, for the nominees. Pursuant to applicable Washington State law, abstentions and broker non-votes will have no effect on the vote for the election of Trustees. Under the Company's Declaration of Trust, as amended, cumulative voting in the election of Trustees is not permitted.

         The Board is divided into three classes. Each class of Trustees is elected for a three-year term. Kenneth A. Shields is nominated as a Class III Trustee to replace Michel Arnulphy to serve until the annual meeting of Shareholders to be held in 2006, or until his successor is elected and qualified. Guy W. Adams is nominated as a Class III Trustee to replace Jong
L. Ryu to serve until the annual meeting of Shareholders to be held in 2006, or until his successor is elected and qualified. Messrs. Shields and Adams have each indicated that they are willing and able to serve as Trustees. If for any unforeseen reason any of the nominees declines or is unable to serve, proxies will be voted for the election of such other person or persons as shall be designated by the Trustees. Proxies received which do not specify a choice for the election of the nominees will be voted FOR each of the nominees. THE BOARD RECOMMENDS A VOTE IN FAVOR OF EACH NOMINEE.

         The following table sets forth the name, position with the Company, age and expiration of the term as a Trustee of each nominee Trustee and each Trustee whose term of office will continue after the Annual Meeting:

     NAME                         CURRENT POSITION WITH COMPANY                    AGE        EXPIRATION OF TERM AS TRUSTEE
     ----                         -----------------------------                    ---        -----------------------------
     Jimmy S.H. Lee.............. President, Chief Executive Officer and           46                    2005
                                  Trustee
     C.S. Moon................... Trustee                                          56                    2004
     R. Ian Rigg................. Trustee                                          59                    2004
     William McCartney........... Trustee                                          47                    2005
     Graeme Witts................ Trustee                                          64                    2004
     Kenneth A. Shields(1)....... n/a                                              54                    2006(2)
     Guy W. Adams(1)............. n/a                                              52                    2006(2)

     ----------
      (1)         Nominee for election as a Trustee.
      (2)         If elected at the Annual Meeting.

         The following provides certain background information about each of the Trustees, nominee Trustees and executive officers of the Company:

         J.S.H. LEE, age 46, has been a Trustee since May 1985 and President and Chief Executive Officer since 1992. Previously, Mr. Lee served with MFC Bancorp Ltd. as a director from 1986, Chairman from 1987 and President from 1988 to December 1996, respectively.

         C.S. MOON, age 56, has been a Trustee since June 1994. Mr. Moon is an independent consultant. He was formerly the Executive Director of Shin Ho Group of Korea, an international paper manufacturer headquartered in Korea, until 1998. Mr. Moon joined Shin Ho Group in 1990 and previously served in managerial positions with Moo Kim Paper Manufacturing Co., Ltd. and Sam Yung Pulp Co., Ltd.

         R. I. RIGG, age 59, has been a Trustee since June 2003 and was the interim Chief Financial Officer of the Company from June to July 2003. Mr. Rigg was also previously a Trustee from July 1999 to December 2002, and acted as Secretary and Chief Financial Officer from October 1999 to November 2002. Mr. Rigg has acted as a representative of Bank Gospodarki of Poland since 1998 and has also been a director and officer of several public companies. Mr. Rigg is a member of the Institute of Chartered Accountants in Canada.

         W. MCCARTNEY, age 47, has been a Trustee since January 2003. Mr. McCartney has been President and a director of Pemcorp Management Inc., a management services company, since 1990. Mr. McCartney is a member of the Institute of Chartered Accountants in Canada.

         G. WITTS, age 64, has been a Trustee since January 2003. Mr. Witts organized Sanne Trust Company Limited, a trust company located in the Channel Islands, in 1988 and was the Managing Director from 1988 to 2000, when he retired.

         K.A SHIELDS, age 54, was a founder of the institutional firm of Goepel Shields & Partners Inc., where he held the position of President and Chief Executive Officer. In April of 1998, the firm merged with McDermid St. Lawrence Securities Ltd. to become the investment firm of Goepel McDermid Inc. which was subsequently acquired, in January of 2001, by Florida-based Raymond James Financial Inc. Mr. Shields currently serves as a member of the board of directors of Raymond James Financial, Inc. and serves as the President, Chief Executive Officer and a member of the board of directors of the Canadian subsidiary, Raymond James Ltd. Mr. Shields is also a director of TimberWest Forest Corp., a member of the Accounting Standards Oversight Council, and a Director of the Council for Business and the Arts in Canada. Additionally, Mr. Shields has served as past Chairman of the Investment Dealers Association of Canada and Pacifica Papers Inc., and a former director of each of Slocan Forest Products Ltd. and the Investment Dealers Association of Canada.

         G.W. ADAMS, age 52, is the managing member of GWA Advisors, LLC, GWA Investments, LLC and GWA Capital Partners, LLC, where he has served since 2002. GWA Advisors, LLC is a private equity investment firm and a holding company for Mr. Adams' private equity investments. GWA Investments, LLC is an investment fund investing in publicly traded securities managed by GWA Capital Partners, LLC, a registered investment advisor. Prior to 2002, Mr. Adams was the President of GWA Capital, which he founded in 1996 to invest his own capital in public and private equity transactions, and a business consultant to entities seeking refinancing or recapitalization.

         M. ARNULPHY, age 69, has been a Trustee since June 1995. Mr. Arnulphy has been the Managing Director of Electro Orient Ltd., a merchandise trading company located in Hong Kong, since 1998. From 1975 to 1998, Mr.

Arnulphy was the Managing Director of J. Mortensan & Co., Ltd. in Hong Kong, a water treatment equipment manufacturing company.

         J.L. RYU, age 43, has been a Trustee since May 2002. Mr. Ryu has been the Managing Director of CSC Corporation of Korea, a general merchandise trading company, since 1993. Mr. Ryu previously founded Sam Heung Trading Co. of Korea in 1988 and subsequently merged it into CSC Corporation in 1993.

         D.M. GANDOSSI, age 45, was appointed as Chief Financial Officer, Executive Vice-President and Secretary with such appointment to be effective on August 15, 2003. Mr. Gandossi was formerly the Chief Financial Officer and Executive Vice-President of Formation Forest Products (a closely held corporation) since 2002. Mr. Gandossi previously served as Chief Financial Officer, Vice-President, Finance and Secretary of Pacifica Papers Inc., a North American specialty pulp and paper manufacturing company previously listed on the Toronto Stock Exchange, from December 1999 to August 2001 and Controller and Treasurer from June 1998 to December 1999. From June 1998 to August 31, 1998, he also served as Secretary to Pacifica Papers Inc. From March 1998 to June 1998, Mr. Gandossi served as Controller, Treasurer and Secretary of MB Paper Ltd. From April 1994 to March 1998, Mr. Gandossi held the position of Controller and Treasurer with Harmac Pacific Inc., a Canadian pulp manufacturing company previously listed on the Toronto Stock Exchange. Mr. Gandossi is a member of the Institute of Chartered Accountants in Canada.

         W. RIDDER, age 41, was appointed a Managing Director of Stendal in September 2002. Mr. Ridder was the principal assistant to the Company's Chief Executive Officer from November 1995 until September 2002.

         During the fiscal year ended December 31, 2002, no meetings of the Board were held, but the Board of Trustees acted on 13 occasions through resolutions adopted by the unanimous written consent of the Trustees. Under the Company's Declaration of Trust, as amended, resolutions of the Board may be adopted upon the written consent of a majority of the Trustees.

                   SECURITY OWNERSHIP OF TRUSTEES AND OFFICERS

         The following table sets forth information regarding the ownership of the Company's Shares as of July 23, 2003 by: (i) each Trustee, nominee Trustee and Named Executive Officer (as defined below) of the Company; and (ii) all current Trustees and executive officers of the Company as a group. Unless otherwise indicated, each person has sole voting and dispositive power with respect to the Shares set forth opposite his name. Each person has indicated that he will vote all Shares owned by him in favor of each of the proposals to be considered at the Annual Meeting.

NAME OF OWNER                                   NUMBER OF SHARES OWNED              PERCENTAGE OF OUTSTANDING SHARES
-------------                                   ----------------------              --------------------------------
Jimmy S.H. Lee(1)...................                   1,619,800                                  8.8%

C.S. Moon(2)........................                      29,000                                  *

Michel Arnulphy(3)..................                      23,000                                  *

Maarten Reidel(4)...................                     153,333                                  *

R. Ian Rigg(2)(5)...................                      60,000                                  *

David M. Gandossi(6)................                           -                                  -

Jong L. Ryu.........................                           -                                  -

William McCartney...................                           -                                  -

Graeme Witts........................                           -                                  -

Kenneth A. Shields(7)...............                           -                                  -

Guy W. Adams(8).....................                     325,000                                  1.9%

Wolfram Ridder(2)...................                      60,000                                  *

Trustees and Officers as a Group....                   1,791,800                                  9.6%
(9 persons)(9)

----------
*    Less than 1%.

(1) Includes presently exercisable stock options to acquire up to 1,585,000 Shares.

(2)  Represents presently exercisable stock options.

(3) Represents presently exercisable stock options, which expire in November 2003 as a result of Mr. Arnulphy ceasing to be a Trustee of the Company following the Annual Meeting.

(4) Includes presently exercisable stock options to acquire up to 33,333 Shares, which expire in September 2003 as a result of the resignation of Mr. Reidel as a Trustee and officer of the Company in June 2003.

(5) Mr. Rigg was appointed as the interim Chief Financial Officer and Trustee of the Company on June 12, 2003 and will be replaced as Chief Financial Officer of the Company effective August 15, 2003.

(6) Mr. Gandossi was appointed as Chief Financial Officer, Executive Vice-President and Secretary of the Company with such appointment to be effective August 15, 2003.

(7)  Mr. Shields is a nominee Trustee.

(8) Mr. Adams is a nominee Trustee and, pursuant to an agreement with Greenlight, has an option to purchase 100,000 Shares held by Greenlight at an exercise price of $4.53 per Share. GWA, which is managed by Mr. Adams, also received an option from Greenlight to purchase 225,000 Shares held by Greenlight affiliates at an exercise price of $4.53 per Share. Pursuant to the terms of the Settlement Agreement, if the 2003 Option Plan is approved at the Annual Meeting, the Company shall issue options to purchase 225,000 Shares to GWA exercisable until September 22, 2003 and 100,000 Shares to Mr. Adams exercisable until June 20, 2004, each at an exercise price of $4.53 per Share and in each case less an amount equal to any Shares acquired from Greenlight . See "Settlement Agreement" and "Proposal 3 - Approval of the 2003 Non-Qualified Stock Option Plan".

(9) Includes presently exercisable stock options to acquire up to 1,757,000 Shares, but excludes the 153,333 Shares and stock options held by Maarten Reidel due to his resignation as a Trustee and officer of the Company in June 2003.

                             COMMITTEES OF THE BOARD

         The Board has established an Audit Committee. The Audit Committee operates pursuant to a charter adopted by the Board, a copy of which is attached as Appendix "A" to this Proxy Statement. The Audit Committee is appointed by and generally acts on behalf of the Board. The Audit Committee is responsible primarily for monitoring: (i) the integrity of the Company's financial statements; (ii) compliance by the Company with legal and regulatory requirements; and (iii) the independence and performance of the Company's internal and external auditors. The current members of the Audit Committee are Michel Arnulphy, William McCartney and Graeme Witts, each of whom is independent as defined in the Marketplace Rules of the NASDAQ Stock Market. The Audit Committee met once during 2002.

         The Board has also established a Compensation Committee. The Compensation Committee oversees the compensation of Trustees, officers, employees and consultants of the Company. The members of the Compensation Committee are C.S. Moon and Michel Arnulphy. The Compensation Committee met once during 2002. The Compensation Committee's function is to support the Board in fulfilling its oversight responsibility relating to senior management's performance, compensation and succession. In this regard, the Board and the Compensation Committee align total compensation for senior executives with the long-term interests of Shareholders.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee has reviewed and discussed the Company's audited consolidated financial statements for the year ended December 31, 2002 with management. The Audit Committee has also discussed with the Company's independent auditors the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended. The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and has discussed with the Company's independent auditors their independence. The Audit Committee has considered whether the provision of services by the independent auditors other than audit related services conflicts with the independence of the auditors.

         Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements of the Company for the year ended December 31, 2002 be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

         Submitted by the members of the Audit Committee of the Board.

William McCartney
Michel Arnulphy
Graeme Witts

                                 CODE OF ETHICS

         The Board has adopted a Code of Business Conduct and Ethics (the "Code") that applies to the Company's principal executive officer, principal financial officer, other executives and employees. A copy of the Code is attached as Appendix "B" to this Proxy Statement.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information on the annual compensation for each of the last three years paid to the Company's chief executive officer and those executive officers that earned in excess of $100,000 during the most recently completed fiscal year (the "Named Executive Officers"):

                                                                                                   LONG-TERM
                                                           ANNUAL COMPENSATION                    COMPENSATION
                                           -------------------------------------------------      ------------
                                                                                                   SECURITIES
                                                                               OTHER ANNUAL        UNDERLYING     ALL OTHER
                                                      SALARY       BONUS       COMPENSATION          OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION                 YEAR        ($)         ($)            ($)                 (#)           ($)
---------------------------                 ----      ------       -----       ------------        ----------    ------------
Jimmy S.H. Lee..........................    2002      238,504       --             90,941               --              --
Chief Executive Officer                     2001      213,012     309,137          10,679               --              --
                                            2000      220,112       --               --            1,360,000            --

Maarten Reidel(1).......................    2002      282,699       --               --                 --              --
Chief Financial Officer

Wolfram Ridder(2).......................    2002      188,466       --               --                 --              --
Managing Director of Stendal

-----------
(1) Mr. Reidel was appointed Chief Financial Officer in November 2002 and resigned as a Trustee, Secretary and Chief Financial Officer of the Company in June 2003. The amount presented for Mr. Reidel has been annualized.

(2) Mr. Ridder was appointed a managing director of Stendal effective September 2002 for an indefinite term at a salary of E200,000 per annum, increasing to E240,000 in April 2003, and a bonus of up to 25% of his annual salary based upon performance targets. The amount presented for Mr. Ridder has been annualized.

STOCK OPTIONS

         None of the Named Executive Officers were granted options to purchase Shares during 2002. Pursuant to Mr. Reidel's employment agreement effective July 1, 2002, in March 2003, the Company granted Mr. Reidel options to acquire up to 100,000 Shares under the Company's stock option plan at an exercise price of $6.375 per share, exercisable immediately as to one-third of the options granted and one-third on each of the first and second anniversaries of the date of grant. These options expire in September 2003 as a result of the resignation of Mr. Reidel as Trustee, Secretary and Chief Financial Officer of the Company in June 2003. For further information regarding Mr. Reidel's resignation, see the Company's Current Report on Form 8-K dated June 18, 2003, which is incorporated herein by reference.

         The table below provides information regarding the exercise of options during 2002 by the Named Executive Officers and information with respect to unexercised options held by them at December 31, 2002:

               AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                          FISCAL YEAR-END OPTION VALUES

                                                             NUMBER OF SECURITIES UNDERLYING
                             SHARES ACQUIRED      VALUE           UNEXERCISED OPTIONS AT         VALUE OF UNEXERCISED IN-THE-MONEY
                               ON EXERCISE      REALIZED           FISCAL YEAR-END (#)            OPTIONS AT FISCAL YEAR-END ($)
NAME                               (#)            ($)           EXERCISABLE/UNEXERCISABLE            EXERCISABLE/UNEXERCISABLE
----                         ---------------    --------        -------------------------        ---------------------------------
Jimmy S.H. Lee............         --              --                 1,685,000/Nil                           Nil/Nil
Chief Executive Officer

Wolfram Ridder............         --              --                   60,000/Nil                            Nil/Nil
Managing Director of
Stendal

         The following table sets forth information as at July 23, 2003 regarding the Company's stock option plan under which options to acquire an aggregate of 3,600,000 Shares may be granted to the Company's officers and employees, and to the Company's Trustees who are not also officers or employees of the Company up to a maximum of 130,000 Shares:

                                        NUMBER OF SHARES TO BE ISSUED                                   NUMBER OF SHARES AVAILABLE
                                              UPON EXERCISE OF           WEIGHTED-AVERAGE EXERCISE          FOR FUTURE ISSUANCE
                                             OUTSTANDING OPTIONS        PRICE OF OUTSTANDING OPTIONS              UNDER PLAN
                                        -----------------------------   ----------------------------    --------------------------
Stock Option Plan..................               2,218,000                        $7.24                       58,000

COMPENSATION OF TRUSTEES

         Non-management Trustees receive $20,000 annually for their services and $500 for each meeting of the Board that they attend. The Company also reimburses Trustees and officers for expenses incurred in connection with their duties as Trustees and officers. Trustees that are not also officers or employees of the Company and who are in office at the end of a fiscal year may receive options to acquire up to 6,000 Shares at an exercise price equal to the closing price of the Shares on the NASDAQ Stock Market on the last trading day of a fiscal year.

INDEMNITY AGREEMENTS

         The Company has entered into a Trustee's Indemnity Agreement with each of the Trustees. The Company has agreed under each of these agreements to indemnify each of the Trustees against any and all claims and costs that are or may be brought against him as a result of his being a Trustee, officer or employee of the Company or that of a company related to the Company. However, under the agreements, the Company is not obligated to indemnify a Trustee against any claims or costs in certain instances, including if it is determined that the Trustee failed to act honestly and in good faith with a view to the best interests of the Company, if the Trustee failed to disclose his interest or conflicts as required under corporate legislation in Washington or the Company is not permitted to indemnify the Trustee under such legislation, or if the Trustee has violated any insider trading rules under United States federal and state securities laws.

         If there is a change in control (as defined in the agreement) of the Company other than a change in control which has been approved by a majority of the Board, the Company is required to seek legal advice as to whether and to what extent a Trustee would be permitted to be indemnified under applicable law. In addition, the agreements allow the Company to defend any claim made against a Trustee.

EMPLOYMENT AGREEMENTS

       Mr. Lee is a party to an amended and restated employment agreement dated November 20, 2000 with the Company. The agreement generally provides, subject to certain termination provisions, for the continued employment of Mr. Lee as President and Chief Executive Officer for a period of 36 months with automatic one-month renewals, so that the contract at all times has a remaining term of 36 months. The agreement provides for a base salary of $240,000 (which is paid in a foreign currency) and other compensation as determined by the Board. The agreement contains change in control provisions pursuant to which, if a change in control (as defined in the agreement) occurs, Mr. Lee may only be discharged for cause. In the event Mr. Lee is terminated without cause or resigns for good reason (as defined in the agreement) within eighteen months of the change in control, he shall be entitled to a severance payment of three times his annual salary under the agreement and all unvested rights in any stock option or other benefit plans shall vest in full. If Mr. Lee is terminated without cause or resigns for good reason within three years of the change in control, he shall be entitled to a severance payment of three times the sum of his then annual salary under the agreement plus the higher of his last annual bonus and the highest bonus received during the preceding five years. In addition, all unvested rights in any stock option or other benefit plans will vest in full. Mr. Lee will also continue to receive equivalent benefits as were provided at the date of termination for the remaining term of the agreement. Mr. Lee may terminate his employment with the Company at any time for good reason (as described in his employment agreement) within 180 days after the occurrence of the good reason event.

       Mr. Gandossi is a party to an employment agreement dated effective August 15, 2003 with the Company. The agreement generally provides, subject to certain termination provisions, for the continued employment of Mr. Gandossi as Chief Financial Officer, Executive Vice-President and Secretary for a period of 36 months, with an automatic 12-month renewal if the Company does not provide written notice of its intention not to renew the agreement at least 12 months before the original term expires. Thereafter the agreement provides for successive 12 month renewals unless the Company provides written notice of its intention not to renew 360 days in advance of the expiry of the then term thereof. The agreement provides for an annual base salary of CDN$320,000 and a one-time signing bonus of CDN$75,000, the use of a vehicle and participation in the Company's bonus program. The agreement contains change in control provisions pursuant to which, if in connection with or within eighteen months of a change in control, Mr. Gandossi voluntarily terminates his employment for good reason or is involuntarily discharged, he shall be entitled to a severance payment of three times the sum of his current annual base salary plus the highest of (x) his then-current annual bonus, (y) his highest variable pay and annual incentive bonus for the last three years and (z) 50% of his current annual base salary. In addition, all unvested rights in any stock option or other benefit plans will vest in full. Mr. Gandossi may terminate his employment with the Company at any time for good reason within 180 days after the occurrence of the good reason event. If Mr. Gandossi is terminated without cause or resigns for good reason other than in connection with the change in control, he shall be entitled to a severance payment equal to the sum of his base salary for the remaining term of the agreement plus the annual bonuses payable for the years (or portions thereof) remaining in the term of the agreement, calculated as set forth in the agreement. This summary of Mr. Gandossi's employment agreement is qualified in its entirety by reference to the agreement, which is attached as Exhibit 10.1 to the Company's Current Report on Form 8-K filed with the SEC on August 11, 2003.


INCENTIVE BONUS PLAN

       The Company adopted an employee incentive bonus plan ("EIP") which provides for the award of interests in an incentive bonus pool established under the plan to Trustees, officers and employees of the Company. The purpose of the plan is to attract and retain the services of qualified people and to provide additional incentive to them by granting them the opportunity to participate in the Company's profits. Under the plan, up to 5% of the Company's Net Income (as defined in the plan) for each fiscal year is set aside as a bonus pool. Units in the bonus pool may be granted by the Board at its discretion to eligible persons during a fiscal year. The amount payable to a person from the bonus pool equals the percentage of the total number of units granted during the fiscal year which are held by the person at the end of the fiscal year.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         C.S. Moon and Michel Arnulphy served as members of the Compensation Committee of the Board during the year ended December 31, 2002. No executive officer of the Company serves as a member of the board of trustees or board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Company's Board or the Compensation Committee thereof.

REPORT OF THE TRUSTEES ON EXECUTIVE COMPENSATION

         The compensation of the Company's executive officers is determined on an annual basis by the Compensation Committee of the Board in consultation with management. The Compensation Committee is composed of non-employee Trustees of the Company who are independent under the standards of the NASDAQ Stock Market.

         The Company's compensation philosophy for executive officers is performance-based and is meant to motivate executive officers to achieve and maintain superior performance levels. To this end, the Company maintains annual base salaries for executive officers at relatively low amounts and awards annual bonuses and long-term incentives in the form of stock options to executive officers. In implementing the Company's compensation philosophy, the Compensation Committee considers, among other things, financial and operating targets for the Company for a period and the contribution of the executive officer in achieving these targets, the contribution of the executive officer to the business and operation of the Company generally, as well as total shareholder return.

         Base salaries for executive officers are based upon, among other things, job responsibilities, experience and performance of the executive officer, which involves an assessment of an executive officer's skills, judgment, application of knowledge and support of corporate values and priorities. In addition, the impact an executive officer is expected to make to the business of the Company in the future is considered.

         Bonuses are granted to the Company's executive officers pursuant to the EIP. Interests in the bonus pool established under the EIP are awarded to executive officers based on the expectations of the Trustees and management for, among other things, the financial and operating performance of the Company in a particular period and the contribution of an executive officer in achieving targets. The Compensation Committee also considers the contribution of the executive officers to the business and operation of the Company generally.

         Executive officers may also be granted long-term incentives in the form of stock options under the Company's stock option plan. Options are generally granted based upon the long-term financial and operating expectations of the Trustees and management for the Company and the contribution an executive officer is expected to make in the future in achieving targets. Stock options produce value to executive officers only if the price of the Company's Shares appreciate, thereby directly linking the interests of executive officers with those of shareholders.

         In determining the compensation of the Company's Chief Executive Officer for 2002, the Compensation Committee evaluated Mr. Lee based on the criteria set forth above. In determining Mr. Lee's bonus award for 2002 under the EIP, the Compensation Committee considered, among other things, the operating performance of the Company in a difficult global economic environment for pulp and paper companies, the contributions made by Mr. Lee in reducing operating costs and bolstering the current and long-term competitive position of the Company during 2002 and the progress made by the Company with respect to the project to construct a kraft pulp mill near the town of Stendal, Germany and the contributions made by Mr. Lee in this regard. No options to acquire Shares were granted to executive officers, including Mr. Lee, in 2002. However, Mr. Lee holds a significant number of options to acquire Shares, the exercise prices of which are higher than the current trading price of the Shares on the NASDAQ Stock Market.

         Submitted by the members of the Compensation Committee of the Board of Trustees.

C.S. Moon
Michel Arnulphy

PERFORMANCE GRAPH

         The following graph compares the cumulative total shareholder return (share price appreciation plus dividends) with respect to the Shares with the cumulative total return of the NASDAQ Market Index and an additional group of peer companies which comprise Standard Industrial Classification Code 262 - Paper Mills, over the five years ending December 31, 2002. The companies which comprise SIC Code 262 are Abitibi-Consolidated Inc., American Israeli Paper, Badger Paper Mills Inc., Biomass Technologies, Boise Cascade Corporation, Bowater Inc., Bunzl PLC ADS, Chesapeake Corporation, Domtar Inc., Fibermark Inc., Fletcher Challenger Forests, Fletcher Challenger Building, Fort James Corp., Glatfelter, Kimberly-Clark Corporation, Mercer International Inc., Pope & Talbot Inc., Potlatch Corporation, Sappi Ltd. ADS, Schweitzer Mauduit International, Stora Enso, UPM Kymmene Corp. ADS, Votorantim Cellulose, Wausau-Mosinee Paper Corporation, and Weyerhaeuser Company.

                     COMPARE 5-YEAR CUMULATIVE TOTAL RETURN
                        AMONG MERCER INTERNATIONAL INC.,
                     NASDAQ MARKET INDEX AND SIC CODE INDEX



                                   [GRAPHIC]


                     ASSUMES $100 INVESTED ON JAN. 1, 1998
                          ASSUMES DIVIDEND REINVESTED
                        FISCAL YEAR ENDING DEC. 31, 2002




                      COMPARISON OF CUMULATIVE TOTAL RETURN
                   OF COMPANY INDUSTRY INDEX AND BROAD MARKET


         COMPANY                                1997           1998          1999            2000           2001           2002
         -------                                ----           ----          ----            ----           ----           ----

         Mercer International Inc.              100.00        77.62          53.11          91.15          85.66          63.04
         Industry Index                         100.00       104.32         126.63         125.33         122.23         109.63
         Broad Market                           100.00       141.04         248.76         156.35         124.64          86.94

                  SECTION 16(a) BENEFICIAL OWNERSHIP COMPLIANCE

         Section 16(a) of the SECURITIES EXCHANGE ACT OF 1934 (the "Exchange Act"), as amended, requires that the Company's officers and Trustees and persons who own more than 10% of the Company's Shares file reports of ownership and changes in ownership with the Commission and furnish the Company with copies of all such reports that they file. Based solely upon a review of the copies of these reports received by the Company, and upon written representations by the Company's Trustees and officers regarding their compliance with the applicable reporting requirements under Section 16(a) of the Exchange Act, the Company believes that all of its Trustees and officers filed all required reports under
Section 16(a) in a timely manner for the year ended December 31, 2002.

                      INDEPENDENT ACCOUNTANTS AND AUDITORS

         The Company appointed Deloitte & Touche LLP as the Company's new independent auditors in place of Peterson Sullivan PLLC effective July 14, 2003. As a matter of good corporate practice, the Company intends to seek Shareholder ratification of such appointment at the Annual Meeting.

         Peterson Sullivan PLLC, Certified Public Accountants, examined the consolidated financial statements of the Company for the fiscal year ended December 31, 2002. Peterson Sullivan has examined the consolidated financial statements of the Company each year since 1989. Representatives of Deloitte & Touche and Peterson Sullivan are not expected to be present at the Annual Meeting.

         Fees paid to Peterson Sullivan by the Company during 2002 included:

         AUDIT FEES. The Company paid Peterson Sullivan $358,839 in fees relating to the audit of the Company's annual financial statements and reviews of the Company's quarterly financial statements.

         FINANCIAL INFORMATION SYSTEMS. The Company made no payments to Peterson Sullivan relating to the operation, supervision, design or implementation of the Company's financial information systems.

         ALL OTHER FEES. All other fees paid to Peterson Sullivan totaled $399,420, relating mainly to accounting and tax services.


                                   PROPOSAL 2

                      RATIFICATION OF INDEPENDENT AUDITORS

         The Company appointed Deloitte & Touche LLP as the Company's new independent auditors in place of Peterson Sullivan PLLC effective July 14, 2003. The Company also appointed Deloitte & Touche as the auditors for the Company's significant subsidiaries. As a matter of good corporate practice, the Company intends to seek Shareholder ratification of the appointment of Deloitte & Touche at the Annual Meeting. The decision to change auditors was recommended and approved by the Company's Audit Committee and also approved by the Board.

         Peterson Sullivan's reports on the Company's financial statements for the fiscal years ended December 31, 2001 and 2002 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the fiscal years ended December 31, 2001 and 2002 and the subsequent interim period ended March 31, 2003: (i) there were no disagreements between the Company and Peterson Sullivan on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of Peterson Sullivan would have caused Peterson Sullivan to reference the subject matter of the disagreement in its reports; and (ii) there were no "reportable events" as defined in Item 304(a)(1)(v) of Regulation S-K of the Commission.

         During the last two complete fiscal years and through the date hereof, neither the Company nor its significant subsidiaries consulted Deloitte & Touche with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

         The appointment of Deloitte & Touche must be ratified by the majority of votes cast at the Annual Meeting, in person or by Proxy, in favor of such ratification. Accordingly, abstentions and broker non-votes will have the same effect as a vote against such ratification.

         THE BOARD OF TRUSTEES RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE RATIFICATION OF DELOITTE & TOUCHE LLP AS THE COMPANY'S AUDITORS.

         In the event Deloitte & Touche are not ratified as the company's auditors at the Annual Meeting, the Company's Audit Committee will consider whether to retain Deloitte & Touche or appoint another firm. The Audit Committee may appoint another firm as the Company's auditors without the approval of Shareholders, even if Shareholders ratify the appointment of Deloitte & Touche at the Annual Meeting.

                                   PROPOSAL 3

              APPROVAL OF THE 2003 NON-QUALIFIED STOCK OPTION PLAN

STOCK OPTION PLAN

         On July 31, 2003, the Board adopted, subject to Shareholder approval at the Annual Meeting, the 2003 Option Plan, a copy of which is attached hereto as Annex C. The purpose of the proposed 2003 Option Plan is to advance the interests of the Company by providing the Replacement Options pursuant to the terms of the Settlement Agreement. Pursuant to the provisions of the 2003 Option Plan stock options (the "Stock Options") will be granted only to Guy W. Adams, GWA and Saul E. Diamond (the "Optionees").

         The 2003 Option Plan provides authorization to the Board to grant the Replacement Options to purchase an aggregate of 375,000 Shares of the Company at a price of $4.53 per Share. Pursuant to the terms of the Settlement Agreement, Stock Options to acquire up to: (i) 225,000 Shares on or before September 22, 2003 will be granted to GWA; (ii) 100,000 Shares on or before June 20, 2004 will be granted to Mr. Adams; and (iii) 50,000 Shares on or before June 20, 2004 will be granted to Mr. Diamond, subject, in each case, to reduction by an amount equal to any Shares acquired by an Optionee under its respective option agreement with Greenlight.

         No Stock Options granted under the 2003 Option Plan will be transferable by an optionee, and each Stock Option will be exercisable during the lifetime of the optionee subject to the option period of up to one year and the limitations described above. Any Stock Option held by an Optionee at the time of his death may be executed by his estate during the term of such Stock Option.

         The exercise price of a Stock Option granted pursuant to the 2003 Option Plan shall be paid by wire transfer of immediately available funds to an account or accounts specified by the Company or as otherwise provided in the respective option agreement to be entered into by each Optionee pursuant to the 2003 Option Plan.

BOARD RECOMMENDATION

         Based upon a review of a wide variety of factors considered in connection with its evaluation of the provisions and terms of the proposed 2003 Option Plan and the Settlement Agreement, the Board believes that it is in the best interests of the Company and its Shareholders to adopt the proposed 2003 Option Plan. Approval of the 2003 Option Plan requires the affirmative vote of a majority of the votes cast in person or by proxy at the Meeting. THE BOARD RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE PROPOSED 2003 OPTION PLAN FOR THE COMPANY.

                          FUTURE SHAREHOLDER PROPOSALS

         Any proposal which a Shareholder intends to present at the next annual meeting of Shareholders of the Company must be received by the Company on or before January 30, 2004. A Shareholder must submit such a proposal to the Company for inclusion in the proxy statement for the next annual shareholders' meeting on or before April 16, 2004, or management will have discretionary authority to vote proxies received for such meeting with respect to any such proposal.

                                  OTHER MATTERS

         The Trustees know of no matters other than those set out in the Proxy Statement to be brought before the Annual Meeting. If other matters properly come before the Annual Meeting, it is the intention of the proxy holders to vote the proxies received for the Annual Meeting in accordance with their judgment.

            THE COMPANY'S CURRENT REPORT ON FORM 8-K DATED JUNE 18, 2003 HAS BEEN INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT. THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 HAS BEEN FILED WITH THE COMMISSION. A COPY OF SUCH FORM 8-K AND ANNUAL REPORT WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON ORAL OR WRITTEN REQUEST DIRECTED TO MERCER INTERNATIONAL INC., SHAREHOLDER INFORMATION, C/O SUITE 1620, 400 BURRARD STREET, VANCOUVER, BRITISH COLUMBIA, CANADA, V6C 3A6 TELEPHONE (206) 674-4639. THIS PROXY STATEMENT, THE COMPANY'S CURRENT REPORT ON FORM 8-K DATED JUNE 18, 2003 AND THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2002 ARE ALSO AVAILABLE ON THE COMMISSION'S WEBSITE AT www.sec.gov.

By ORDER OF THE BOARD OF Trustees

Date:  August 11, 2003

                                  APPENDIX "A"


                            MERCER INTERNATIONAL INC.

                             AUDIT COMMITTEE CHARTER

The Audit Committee is appointed by the Board to assist the Board in monitoring
(1) the integrity of the financial statements of the Company, (2) the compliance by the Company with legal and regulatory requirements and (3) the independence and performance of the Company's internal and external auditors.

The members of the Audit Committee shall meet the independence and experience requirements of any exchange or quotation system upon which the Company's securities are listed or quoted. In particular, the Chairman of the Audit Committee shall have accounting or related financial management expertise. The members of the Audit Committee shall be appointed by the Board.

The Audit Committee shall have the authority to retain independent legal, accounting or other consultants to advise the Committee. The Audit Committee may request any officer or employee of the Company or the Company's outside counsel or independent auditor to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

The Audit Committee shall make regular reports to the Board.

The Audit Committee shall:

1. Review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval.

2. Review the annual audited financial statements with management, including major issues regarding accounting and auditing principles and practices as well as the adequacy of internal controls that could significantly affect the Company's financial statements.

3. Review an analysis prepared by management and the independent auditor of significant financial reporting issues and judgments made in connection with the preparation of the Company's financial statements, including an analysis of the effect of alternative GAAP methods on the Company's financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

4. Review with management and the independent auditor the effect of regulatory and accounting initiatives as well as off-balance sheet structures on the Company's financial statements.

5. Review with management and the independent auditor the Company's quarterly financial statements prior to the filing of its Form 10-Q, including the results of the independent auditors' reviews of the quarterly financial statements.

6. Meet periodically with management to review the Company's major financial risk exposures and the steps management has taken to monitor and control such exposures.

7. Review major changes to the Company's auditing and accounting principles and practices as suggested by the independent auditor, internal accounting or financial personnel or management.

8. Recommend to the Board the appointment of the independent auditor, which firm is ultimately accountable to the Audit Committee and the Board.

9. Review the experience and qualifications of the senior members of the independent auditor team, the quality control procedures of the independent auditor and the rotation of the lead partner and reviewing partner of the independent auditor.

10.  Approve the fees to be paid to the independent auditor for audit services.

11. Pre-approve the retention of the independent auditor for all audit and any non-audit service, including tax services, and the fees for such non-audit services.

12. Receive periodic reports from the independent auditor regarding the auditor's independence, discuss such reports with the auditor, consider whether the provision of non-audit services is compatible with maintaining the auditor's independence and, if so determined by the Audit Committee, recommend that the Board take appropriate action to satisfy itself of the independence of the auditor.

13. Evaluate together with the Board the performance of the independent auditor and whether it is appropriate to adopt a policy of rotating independent auditors on a regular basis. If so determined by the Audit Committee, recommend that the Board replace the independent auditor.

14. Recommend to the Board guidelines for the Company's hiring of employees of the independent auditor who were engaged on the Company's account.

15. Review the appointment and replacement of the senior accounting and financial executives.

16. Review the significant reports to management prepared by the internal accounting and financial personnel and management's responses.

17. Obtain from the independent auditor assurance that Section 10A of the Securities Exchange Act of 1934 has not been implicated.

18. Obtain reports/confirmation from management, the Company's senior accounting and financial personnel and the independent auditor that the Company's subsidiary/foreign affiliated entities are in conformity with applicable legal requirements and the Company's Code of Conduct, including disclosures of insider and affiliated party transactions.

19. Discuss with the independent auditor the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit.

20. Review with management and the independent auditor any correspondence with regulators or governmental agencies and any employee or anonymous complaints or published reports which raise material issues regarding the Company's financial statements or accounting policies.

21. Review with the independent auditor any problems or difficulties the auditor may have encountered and any disagreements between the independent auditor and management of the Company and any management letter provided by the auditor and the Company's response to that letter. Such review should include:

          (a) Any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information, and any disagreements with management.

          (b)  The internal accounting and financial responsibilities.

          (c) The investigation and implementation of the resolution of any disagreement between the independent auditor and the management of the Company.

22. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the Company's annual proxy statement.

23. Advise the Board with respect to the Company's policies and procedures regarding compliance with applicable laws and regulations and with the Company's Code of Conduct.

24. Meet at least quarterly with the chief financial officer and the independent auditor in separate executive sessions.

While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditor. Nor is it the duty of the Audit Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditor or to assure compliance with laws and regulations and the Company's Code of Conduct.

                                  APPENDIX "B"


                            MERCER INTERNATIONAL INC.

                       CODE OF BUSINESS CONDUCT AND ETHICS

PURPOSE

The Board of Trustees (the "Board") of Mercer International Inc. ("Mercer" or the "Company") has adopted this Code of Business Conduct and Ethics (the "Code") in connection with Section 406 of the Sarbanes-Oxley Act of 2002. The Code applies to Mercer's Chief Executive Officer, President, Chief Financial Officer, and all other executive officers (collectively, the "Officers"), to all other employees of Mercer and its majority-owned subsidiaries, and to the members of the Board (the "Trustees"). The Code is designed to deter wrongdoing and to promote: (i) honest and ethical conduct; (ii) avoidance of conflicts of interest; (iii) full, fair, accurate and timely disclosure in Mercer's public filings with the Securities and Exchange Commission (the "SEC"); (iv) compliance with applicable governmental laws, rules and regulations; (v) prompt internal reporting to the Board or a committee of the Board of violations of the Code; and (vi) accountability for adherence to the Code.

The Board believes the Code should be an evolving set of guidelines, subject to alteration as circumstances warrant. Any modification to or waiver of the Code may be made only by the Board, will be promptly disclosed as required by SEC rules and other applicable laws and regulations.

Those who violate the standards in the Code will be subject to disciplinary action, which may include loss of pay, termination, referral for criminal prosecution and reimbursement to the Company or others for any losses or damages resulting from the violation. If you are in a situation which you believe may violate or lead to a violation of this Code, you must inform the Audit Committee of the Board as soon as practicable.

ETHICAL PRINCIPLES

Each Trustee, Officer and employee is expected to conduct his or her affairs with honesty and integrity, and is required to adhere to the highest ethical standards in carrying out his or her duties on behalf of the Company. Trustees, Officers and employees are expected to be honest and ethical in dealing with each other, clients, vendors and third parties. All Trustees, Officers and employees' actions must be free from illegal discrimination, libel, slander or harassment. Each person must be accorded equal opportunities in compliance with applicable law.

CONFLICTS OF INTEREST

All of us must be able to perform our duties and exercise judgment on behalf of Mercer without influence or impairment, or the appearance of influence or impairment, due to any activity, interest or relationship that arises outside of work. Put more simply, when our loyalty to Mercer is affected by actual or potential benefit or influence from an outside source, a conflict of interest exists. We should all be aware of any potential influences that impact or appear to impact our loyalty to Mercer. In general, we should avoid situations where our personal interests conflict, or appear to conflict, with those of Mercer.

Any time you believe a conflict of interest may exist, Officers and Trustees must disclose the potential conflict of interest in writing to their supervisor and to the Audit Committee. Employees can disclose their actual or apparent conflicts of interest to their supervisors or managing directors. Any activity that is approved, despite the actual or apparent conflict, must be documented. A potential conflict of interest that involves an Officer must be approved in writing by the Audit Committee.

It is not possible to describe every conflict of interest, but some situations that could cause a conflict of interest include:

     o Doing business with family members, including your spouse, parents, children, siblings and in-laws

     o Having a financial interest in another company with whom Mercer does business

     o    Managing your own business

     o    Serving as a director of another business

     o    Being a leader in some organizations

     o    Diverting a business opportunity from Mercer to another company

EMPLOYING FRIENDS AND RELATIVES

Employing relatives or close friends who report directly to you may also be a conflict of interest. Although our company encourages employees to refer candidates for job openings, employees who may influence a hiring decision must avoid giving an unfair advantage to anyone with whom they have a personal relationship. In particular, you should not hire relatives or attempt to influence any decisions about the employment or advancement of people related to or otherwise close to you, unless you have disclosed the relationship as provided herein and the decision has been approved.

OWNERSHIP IN OTHER BUSINESSES

Investments can cause a conflict of interest. In general, you and your family members should not own, directly or indirectly, a significant financial interest in any company that does business with Mercer or seeks to do business with Mercer or in any of our competitors.

SERVICE ON BOARDS

Serving as a director of another corporation may create a conflict of interest. Being a director or serving on a standing committee of some organizations, including government agencies, also may create a conflict. Before accepting an appointment to the board or a committee of any organization whose interests may conflict with Mercer's interests, you must discuss it with and obtain written approval from the Audit Committee. This rule does not apply to non-employee Trustees.

PUBLIC FILINGS AND COMMUNICATIONS

The Officers are responsible for ensuring full, fair, accurate, timely and understandable disclosure in the reports and documents that the Company files with the SEC and in the Company's other public communications (collectively, "Reports"). However, if you are requested to provide information to be included in, or to participate in the preparation of, Reports, you are responsible for providing such information and preparing such Reports in a manner that will help to ensure full, fair, accurate and timely disclosure.

ACCOUNTING, RECORDKEEPING AND PERSONAL TRANSACTIONS

Mercer requires honest and accurate recording and reporting of information in order to make responsible business decisions. All Mercer books, records, accounts and financial statements must be maintained in reasonable detail, must appropriately reflect Mercer's transactions and must conform both to applicable legal requirements and to Mercer's system of internal controls. Unrecorded or "off-the-books" funds or assets should not be maintained unless permitted by applicable law or regulation and approved by Mercer's principal financial officer.

Many employees regularly use business expense accounts, which must be documented and recorded accurately. If you are not sure whether a certain expense is legitimate, ask your supervisor or the accounting department.

Business records and communications often become public. Avoid exaggeration, derogatory remarks, guesswork, or inappropriate characterizations of people and companies in all e-mail, internal memos and reports. Records should always be retained or destroyed according to Mercer's record retention policies. In accordance with those policies and in the event of litigation or governmental investigation, please consult the Audit Committee or the Company's counsel for instructions.

If you suspect misconduct, irregularity, or other questionable matters regarding accounting, internal accounting controls or auditing matters, immediately contact your supervisor, the general counsel or the audit committee.

 RELATIONS WITH AUDITORS

None of us shall directly or indirectly attempt to coerce, influence, manipulate, or mislead any of the Company's independent or internal financial staff or auditors in connection with the preparation of the Company's financial statements. This prohibits not only threats, bribery and blackmail, but also offering non-bribe financial incentives such as future employment or engagements and providing misleading information or analysis. If you become aware of any such attempt, promptly report it in writing to the Audit Committee.

COMPLIANCE WITH LAWS, RULES AND REGULATIONS

Obeying the law is the foundation on which Mercer's ethical standards are built. All Trustees, Officers and employees must respect and obey the laws, rules and regulations of the cities, states and countries in which Mercer operates. Although not all employees are expected to know the details of these laws, it is important to know enough to determine when to seek advice from supervisors, managers, counsel or other appropriate personnel. If an employee suspects misconduct, he or she may anonymously report it to supervisors, managers, counsel or the Audit Committee.

INSIDER TRADING

Confidential information is the Company's property and you may not improperly use it for your personal benefit. Trustees, Officers and employees who have access to confidential information are not permitted to use or share that information for stock trading purposes or for any other purpose except the conduct of Mercer's business. All non-public information about Mercer or its customers should be considered confidential information. To use non-public information for personal financial benefit or to "tip" others who might make an investment decision on the basis of this information is both unethical and illegal. Mercer will cooperate with any investigation by the SEC or other law enforcement authorities regarding the misuse of Mercer's confidential information.

CORPORATE OPPORTUNITIES

You may not take for yourself business opportunities discovered through the use of Mercer's property, information, or position, and you may not use Mercer's property or information or your position for personal gain. Trustees, Officers and employees owe a duty to Mercer to advance Mercer's legitimate interests when the opportunity to do so arises.

DISCRIMINATION AND HARASSMENT

Mercer's long-standing policy is to offer fair and equal employment opportunity to every person regardless of age, race, color, creed, religion, disability, marital status, sex, sexual orientation, national origin, or other legally protected status, as required by law. Mercer seeks to provide a work environment that is free from intimidation and harassment based on any of these characteristics and Mercer specifically prohibits such intimidation and harassment.

HEALTH AND SAFETY

Mercer strives to provide each employee with a safe and healthful work environment. Each employee is responsible for maintaining a safe and healthy workplace for all employees by following safety and health rules and practices and reporting incidents, injuries and unsafe equipment, practices or conditions. Violence and threatening behavior are never permitted for any reason. Employees must report to work in condition to perform their duties, free from the influence of illegal drugs or alcohol and the use of illegal drugs in the workplace will not be tolerated.

ENVIRONMENTAL PROTECTION

Mercer is an environmentally responsible company and operates its facilities in compliance with applicable environmental, health and safety regulations and in a manner that has the regard for the safety and well being of its employees and the general public. Necessary permits, approvals and controls are maintained at all Mercer facilities and Mercer strives to improve products, packaging and manufacturing operations to minimize their environmental impact.

You are responsible for complying with all applicable environmental laws, regulations and Mercer policies and for diligently following the proper procedures with respect to the handling and disposal of hazardous materials. Mercer insists that its suppliers and contractors also follow appropriate environmental laws and guidelines. If you have questions or concerns relating to Mercer's environmental compliance requirements or activities, you should contact your local supervisor.

PROTECTION AND PROPER USE OF COMPANY ASSETS

Mercer's resources should be used only for legitimate business purposes and for the benefit of the Company. All of us should endeavor to protect Mercer's assets and ensure their efficient use. Theft, carelessness, and waste directly impact Mercer's profitability. Any suspected incident of fraud or theft should be immediately reported for investigation. Mercer equipment should not be used for non-Company business, though incidental personal use may be permitted.

Our obligation to protect Mercer's assets includes its proprietary information, including intellectual property such as trade secrets, patents, trademarks, and copyrights, as well as business, marketing and service plans, engineering and manufacturing ideas, designs, databases, records, salary information and any unpublished financial data and reports. Unauthorized use or distribution of this information would violate Company policy and could result in civil or criminal penalties.

INTERNATIONAL OPERATIONS

The United States Foreign Corrupt Practices Act prohibits giving anything of value, directly or indirectly, to officials of foreign governments or foreign political candidates in order to obtain or retain business. It is strictly prohibited to make illegal payments to government officials of any country.

In addition, the United States government has a number of laws and regulations regarding business gratuities which may be accepted by United States government personnel. The promise, offer or delivery to an official or employee of the United States government of a gift, favor or other gratuity in violation of these rules would not only violate Company policy but could also be a criminal offense. State and local governments, as well as foreign governments, may have similar rules. If you need any guidance regarding relationships with government personnel please consult the Company's counsel.

All Mercer employees worldwide must comply with Mercer policies and procedures applicable to international business transactions, with the legal requirements and ethical standards of each country in which they conduct Mercer business and with all U.S. laws applicable in other countries, including the Foreign Corrupt Practices Act.

REPORTING CONCERNS

Any Officer or employee who has a concern about the Company's conduct, its disclosure, accounting or internal controls or about a possible violation of the Code is strongly encouraged to report that concern to any non-employee Trustee, the Audit Committee or other committee of the Board as may be designated from time to time.

The Company will forward all such concerns to the appropriate Trustee and/or the Audit Committee or other Board committee for review, and the status of all such outstanding concerns will be reported to the Board on a quarterly basis. The non-employee Trustees, the Audit Committee or other Board committee may direct special treatment, including the retention of outside advisors or counsel, for any concern addressed to them. Any retaliation or adverse action against anyone for raising or helping to resolve an integrity concern is absolutely prohibited.

THIS CODE OF BUSINESS CONDUCT AND ETHICS IS NOT A CONTRACT OF EMPLOYMENT OR A GUARANTEE OF CONTINUING MERCER POLICY. THE COMPANY MAY AMEND, SUPPLEMENT OR DISCONTINUE THIS CODE OF BUSINESS CONDUCT AND ETHICS OR ANY PART OF IT AT ANY TIME.

                                  APPENDIX "C"


                      2003 NON-QUALIFIED STOCK OPTION PLAN
                          OF MERCER INTERNATIONAL INC.

                            MERCER INTERNATIONAL INC.

                                -----------------

                      2003 NON-QUALIFIED STOCK OPTION PLAN

         This 2003 non-qualified stock option plan (the "Plan") is adopted pursuant to the terms of the Settlement Agreement.

1.       DEFINITIONS

         The terms used in this Plan shall, unless otherwise indicated or required by the particular context, have the following meanings:

     (a)  "BOARD" means the Board of Trustees of Mercer International Inc.;

     (b) "COMPANY" means Mercer International Inc., a business trust organized pursuant to the laws of the State of Washington, having an address at 14900 Interurban Avenue South, Suite 282, Seattle, Washington, USA 98169, and any successors in interest by merger, operation of law, assignment or purchase of all or substantially all of the property, assets or business of the Company;

     (c) "DATE OF GRANT" means the date on which an Option is granted under the Plan;

     (d) "EXCHANGE ACT" means the United States SECURITIES EXCHANGE ACT OF 1934 and the rules and regulations promulgated thereunder, as may be amended or supplemented from time to time;

     (e) "GREENLIGHT OPTION AGREEMENT" means the option agreement dated as of June 20, 2003 by and among Greenlight Capital, LP, Greenlight Capital Qualified, LP and Greenlight Capital Offshore, Ltd. and an Optionee;

     (f)  "GWA" means GWA Investments, LLC;

     (g) "OPTION" means the rights granted to an Optionee to purchase Shares pursuant to the terms and conditions hereof and an Option Agreement;

     (h) "OPTION AGREEMENT" means the written agreement (and any amendment or supplement thereto) between the Company and an Optionee designating the terms and conditions of an Option, which forms of Option Agreements are attached as exhibits to the Settlement Agreement;

     (i) "OPTION SHARES" means the Shares underlying an Option granted to an Optionee;

     (j) "OPTIONEES" means Guy W. Adams, GWA and Saul E. Diamond and "OPTIONEE" means any one of them;

     (k) "SECURITIES ACT" means the United States SECURITIES ACT OF 1933 and the rules and regulations promulgated thereunder, as may be amended or supplemented from time to time;

     (l) "SETTLEMENT AGREEMENT" means the agreement among the Company, Greenlight Capital, L.L.C. and Greenlight Capital, Inc. dated August 5, 2003; and

     (m) "SHARES" means the shares of beneficial interest, U.S.$1.00 par value, of Mercer International Inc.

2.       PURPOSE AND SCOPE

         The purpose of the Plan is to advance the interests of the Company by providing the Options to the Optionees pursuant to the terms of the Settlement Agreement.

3.       ADMINISTRATION OF THE PLAN

         The Plan shall be administered by the Board. The Board shall have the authority granted to it under this section and under each other section of the Plan.

         In accordance with and subject to the provisions of the Plan, the Board is hereby authorized to provide for the granting, vesting, exercise and method of exercise of the Options in accordance with the terms of the Settlement Agreement and the forms of the Option Agreements.

         The Board may from time to time make such changes in and additions to the Plan as it may deem proper, subject to any required prior approval of any national securities exchange or the NASDAQ National Market which are applicable to the Company, and in the best interests of the Company; provided, however, that no such change or addition shall impair any Option previously granted under the Plan.

         Each determination, interpretation or other action made or taken by the Board shall be final, conclusive and binding on all persons, including without limitation, the Company, the stockholders, trustees, officers and employee of the Company, and each of the Optionees and their respective successors in interest.

4.       THE SHARES

         The Board is presently authorized to appropriate, grant Options, issue and sell for the purposes of the Plan, a total number of Shares not to exceed 375,000, or the number and kind of Shares or other securities which in accordance with Section 9 shall be substituted for the Shares or into which such Shares shall be adjusted.

5.       ELIGIBILITY

         Options will be granted only to the Optionees. The Options shall be granted to the Optionees only upon receipt of certification from the Optionee that any unexercised options held by the Optionee pursuant to the respective Greenlight Option Agreement have been, or concurrently with the issuance of Options to such Optionee will be, cancelled or surrendered to Greenlight for cancellation.

6.       OPTION PRICE AND NUMBER OF OPTION SHARES

         The exercise price at which the Option Shares may be acquired shall be $4.53 per Share. The number of Option Shares that may be acquired under an Option granted to an Optionee under this Plan shall be determined by the terms of the Settlement Agreement.

7.       DURATION AND EXERCISE OF OPTIONS

         (a) The term of each Option shall be as set forth in the Option Agreement, provided that the Option term shall commence no sooner than from the Date of Grant and shall terminate no later than one year from the Date of Grant, unless extended pursuant the Option Agreement;

         (b) During the lifetime of an Optionee who is an individual, the Option shall be exercisable only by the Optionee. Subject to the limitations in paragraph (a) of this Section 7, any Option held by an Optionee at the time of his death may be exercised by his estate;

         (c) Neither the selection of any Optionee nor the granting of an Option to any Optionee under this Plan shall confer upon the Optionee any right to continue as a trustee, officer, employee or consultant of the Company, as the case may be, or be construed as a guarantee that the Optionee will continue as a trustee, officer, employee or consultant of the Company, as the case may be; and

         (d) Each Option shall be exercised in whole or in part by delivering to the Company written notice of the number of Shares with respect to which the Option is to be exercised and by paying in full the purchase price for the Option Shares purchased as set forth in Section 8.

8.       PAYMENT FOR OPTION SHARES

         In the case of all Option exercises, the purchase price shall be paid by wire transfer of immediately available funds to an account or accounts specified by the Company or as otherwise provided in the Option Agreement.

9.       CHANGES IN SHARES, ADJUSTMENTS, ETC.

         In the event that each of the outstanding Shares (other than Shares held by dissenting stockholders which are not changed or exchanged) should be changed into, or exchanged for, a different number or kind of shares of stock or other securities of the Company, or, if further changes or exchanges of any stock or other securities into which the Shares shall have been changed, or for which it shall have been exchanged, shall be made (whether by reason of merger, consolidation, reorganization, recapitalization, stock dividends, reclassification, split-up, combination of shares or otherwise), then there shall be substituted for each Share that is subject to the Plan, the number and kind of shares of stock or other securities into which each outstanding Share (other than Shares held by dissenting stockholders which are not changed or exchanged) shall be so changed or for which each outstanding Share (other than shares held by dissenting stockholders) shall be so changed or for which each such Share shall be exchanged. Any securities so substituted shall be subject to similar successive adjustments.

         In the event of any such changes or exchanges, the Board shall provide for an equitable adjustment in the option price of the Shares or other securities then subject to an Option or Options granted pursuant to the Plan, and such adjustment shall be made and shall be effective and binding for all purposes of the Plan.

10.      NON-TRANSFERABILITY OF OPTION

         No Option granted under the Plan shall be transferable by the Optionee, either voluntarily or involuntarily, except by will or the laws of decent and distribution, and any attempt to do so shall be null and void.

11.      RIGHTS AS A STOCKHOLDER

         No person shall have any rights as a stockholder with respect to any Share covered by an Option or an Option Agreement until that person shall become the holder of record of such Share and, except as provided in Section 9, no adjustments shall be made for dividends or other distributions or other rights as to which there is an earlier record date.

12.      SECURITIES LAWS REQUIREMENTS

         No Option Shares shall be issued unless and until, in the opinion of the Company, any applicable registration requirements of the Securities Act, any applicable listing requirements of any national securities exchange or national securities association on which stock of the same class is then listed or quoted, and any other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery, have been fully complied with. Each Option and each Option Share certificate may be imprinted with legends reflecting federal and state securities laws restrictions and conditions, and the Company may comply therewith and issue "stock transfer" instructions to its transfer agent and registrar in good faith without liability.

13.      EFFECTIVE DATE OF PLAN; TERMINATION DATE OF PLAN

         The Plan shall be deemed effective upon shareholder approval of the Plan at the 2003 Annual Meeting of Shareholders. The Plan will terminate at midnight on August 22, 2004 as to Options previously granted and outstanding under the Plan at the time. No Options shall be granted after the date on which the Plan terminates. The Plan may be abandoned or terminated at any earlier time by the Board, except with respect to any Options then outstanding under the Plan.

14.      OTHER PROVISIONS

         The following provisions are also in effect under the Plan:

(a) the use of a masculine gender in the Plan shall also include within its meaning the feminine, and the singular may include the plural, and the plural may include the singular, unless the context clearly indicates to the contrary;

(b) any expenses of administering the Plan shall be borne by the Company;

(c) this Plan shall be construed to be in addition to any and all other compensation plans or programs. The adoption of the Plan by the Board shall not be construed as creating any limitations on the power or authority of the Board to adopt such other additional incentive or other compensation arrangements as the Board may deem necessary or desirable; and

(d) the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and the rights of any and all personnel having or claming to have an interest therein or thereunder shall be governed by and determined exclusively and solely in accordance with the laws of the State of Washington and the Federal laws of the United States applicable therein.


                      BY ORDER OF THE BOARD OF TRUSTEES OF
                            MERCER INTERNATIONAL INC.

                                      Per:

                                "JIMMY S.H. LEE"

                                 Jimmy S.H. Lee

                                ----------------

                                   A Trustee

                                      PROXY

                            MERCER INTERNATIONAL INC.

                    14900 INTERURBAN AVENUE SOUTH, SUITE 282
                                SEATTLE, WA 98168


  THIS PROXY IS SOLICITED ON BEHALF OF THE TRUSTEES OF MERCER INTERNATIONAL INC.

         The undersigned hereby appoints Jimmy S.H. Lee, or failing him R. Ian Rigg, as proxy, with the power of substitution, to represent and to vote as designated below all the shares of beneficial interest of Mercer International Inc. held of record by the undersigned on July 23, 2003 at the Annual Meeting of Shareholders to be held on August 22, 2003, or any adjournment, postponement or rescheduling thereof.

1.       ELECTION OF TRUSTEES

             FOR the nominees listed                  WITHHOLD AUTHORITY to vote
             below (except as marked to               for the nominees listed
             the contrary below)      / /             below                  / /

         (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR A NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.)

                   Kenneth A. Shields              Guy W. Adams

2.       RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS AUDITORS

            FOR     / /         AGAINST      / /            ABSTAIN        / /

3.       APPROVAL OF THE 2003 STOCK OPTION PLAN

            FOR     / /         AGAINST      / /            ABSTAIN        / /

4. In his discretion, the proxyholder is authorized to vote upon such other business as may properly come before the meeting.

        This Proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR EACH OF THE MATTERS TO BE VOTED UPON OR RATIFIED AT THE MEETING.

        Please sign exactly as name appears on your share certificate(s). When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: _________________, 2003.             _________________________________
                                            Signature

                                            _________________________________
                                            Print Name

                                            _________________________________
                                            Signature, if jointly held

                                            _________________________________
                                            Print Name

                                            _________________________________
                                            Number of shares held

             PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY
                          USING THE ENCLOSED ENVELOPE.